UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2011

BCS SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-167386	90-0554260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3651 Lindell Road, Suite D
Las Vegas, Nevada
(Address of Principal Executive Offices)

89103
(Zip Code)

(702) 932-9959
(Registrant’s Telephone Number, Including Area Code)

1200 Laysan Teal Drive, Roseville CA, 95747
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2011, BCS Solutions, Inc. (the “Registrant”) executed a property option agreement (the “Agreement”) with Nevada Mine Properties II, Inc. (“NMP”) granting the Registrant the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by NMP, a natural resource exploration company.  The property known as the LB/Vixen Property is located in Humboldt County, Nevada and currently consists of 30 unpatented claims (the ‘Property”).  Annual option payments and minimum annual exploration expenditures under Agreement are as noted below:

	Property	Work
	Payments	Expenditures

Upon Execution of the Agreement	$20,000	$-
By May 1, 2012	20,000	200,000
By May 1, 2013	60,000	200,000
By May 1, 2014	45,000	200,000
By May 1, 2015	60,000	250,000
By May 1, 2016	70,000	250,000
By May 1, 2017	80,000	300,000
By May 1, 2018	90,000	300,000
By May 1, 2019	100,000	350,000
By May 1, 2020	100,000	400,000
By May 1, 2021	250,000	750,000

	$895,000	$3,200,000

Since our payment obligations are non-refundable, if we do not make any payments under the Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property.  If the Registrant fails to make any payment when due, the Agreement gives the Registrant a 60-day grace period to pay the amount of the deficiency.  NMP retained a 3% royalty of the aggregate proceeds received by the Registrant from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.

The Registrant may use NMP for its mineral exploration expertise on the Property. Furthermore, both the Registrant and NMP have the right to assign, sell, mortgage or pledge their rights in each respective Agreement or on each respective Property. In addition, any mineral interests staked, located, granted or acquired by either the Registrant or NMP which are located within a 1 mile radius of the Property will be included in the option granted to the Registrant.

The Agreement will terminate if the Registrant fails to comply with any of its obligations in the Agreement and fails to cure such alleged breach. If the Registrant gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreement provides that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Registrant also has the right to terminate the Agreement by giving notice to NMP.

Section 8 – Other Events
Item 8.01 Other Events.

On May 1, 2011 the Registrant closed a private placement of 3,500,000 common shares at $0.10 per share for a total offering price of $350,000.  The common shares were offered by the Registrant pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.   The private placement was fully subscribed to by five non-U.S. persons.

For all the terms and provisions of the Agreement and Private Placement, reference is hereby made to such documents annexed hereto as Exhibits 10.1 and 10.2.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.                      Description
10.1	LB/Vixen Property Option Agreement, dated May 1, 2011, by and between Nevada Mine Properties II, Inc. and BCS Solutions, Inc.
10.2	Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2011

BCS SOLUTIONS, INC.

By:           /s/ Paul Strobel
Name:            Paul Strobel
Title:              Chief Executive Officer